GOVERNMENT TAXADVANTAGE PORTFOLIO                                  SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   2/28/2010
FILE NUMBER:         811-02729
SERIES NO.:          7

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Institutional     $        88
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Private           $         9
          Personal          $         2
          Cash Management   $         4
          Reserve           $         1
          Resource          $         5
          Corporate         $        --

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Institutional          0.0002
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Private                0.0002
          Personal               0.0002
          Cash Management        0.0002
          Reserve                0.0002
          Resource               0.0002
          Corporate              0.0002

74U.    1 Number of shares outstanding (000's Omitted)
          Institutional         352,364
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Private                31,488
          Personal                8,923
          Cash Management        15,287
          Reserve                 2,668
          Resource               58,887
          Corporate                  --

74V.    1 Net asset value per share (to nearest cent)
          Institutional     $      1.00
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Private           $      1.00
          Personal          $      1.00
          Cash Management   $      1.00
          Reserve           $      1.00
          Resource          $      1.00
          Corporate         $      1.00